SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 21, 2004

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA 90245
(Address of principal executive offices)

(310) 726-8000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

International Rectifier Corporation (“IR”) today announced that the company and Hitachi, Ltd. and Renesas Technology Corp. ( a joint venture of Hitachi and Mitsubishi Electric Corporation established in April 2003) have settled all outstanding litigation in the United States and Japan between the companies.  The agreement also provides for a patent cross-license agreement between IR and Hitachi/Renesas that replaces the agreement between IR and Hitachi that expired in March 2000.  The terms of the agreement are undisclosed.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: January 21, 2004	By:	/s/ DONALD R. DANCER
		Name:	Donald R. Dancer
		Title:	Secretary and General Counsel